UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2007
Freedom Acquisition Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1114 Avenue of the Americas, 41st Floor
New York, New York 10036

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 380-2230
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
     COMMENCING SHORTLY AFTER THE FILING OF THIS REPORT, GLG PARTNERS LP AND ITS AFFILIATED ENTITIES (COLLECTIVELY, “GLG”) AND FREEDOM ACQUISITION HOLDINGS, INC. (“FREEDOM”) ARE HOLDING PRESENTATIONS FOR CERTAIN CLIENTS OF GLG AND STOCKHOLDERS OF FREEDOM, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN INVESTING IN FREEDOM’S SECURITIES, REGARDING FREEDOM’S PROPOSED ACQUISITION (THE “ACQUISITION”) OF GLG, AS DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K. CERTAIN INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS HERETO MAY BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.
     FREEDOM INTENDS TO FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE PROPOSED ACQUISITION AND TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO FREEDOM STOCKHOLDERS. STOCKHOLDERS OF FREEDOM AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, FREEDOM’S PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH FREEDOM’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED ACQUISITION BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT GLG, FREEDOM AND THE PROPOSED ACQUISITION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, WITHOUT CHARGE, ONCE AVAILABLE, AT THE SEC’S INTERNET SITE AT http://www.sec.gov OR BY DIRECTING A REQUEST TO: FREEDOM ACQUISITION HOLDINGS, INC., 1114 AVENUE OF THE AMERICAS, 41ST FLOOR, NEW YORK, NEW YORK 10036, TELEPHONE (212) 380-2230.
     FREEDOM AND ITS DIRECTORS AND CHIEF EXECUTIVE OFFICER MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM FREEDOM’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND THE CHIEF EXECUTIVE OFFICER AND DESCRIPTIONS OF THEIR INTERESTS IN FREEDOM IS CONTAINED IN FREEDOM’S PROSPECTUS DATED DECEMBER 21, 2006, WHICH IS FILED WITH THE SEC, AND WILL ALSO BE CONTAINED IN FREEDOM’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE. FREEDOM’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND CHIEF EXECUTIVE OFFICER IN THE PROPOSED ACQUISITION BY READING FREEDOM’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE.
     CERTAIN FINANCIAL INFORMATION AND DATA OF GLG CONTAINED IN THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS HERETO IS UNAUDITED AND PREPARED BY GLG AS A PRIVATE COMPANY, AND MAY NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA MAY BE ADJUSTED AND PRESENTED DIFFERENTLY IN FREEDOM’S PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE PROPOSED ACQUISITION.
     NOTHING IN THIS CURRENT REPORT ON FORM 8-K OR THE EXHIBITS HERETO SHOULD BE CONSTRUED AS, OR IS INTENDED TO BE, A SOLICITATION FOR OR AN OFFER TO PROVIDE INVESTMENT ADVISORY SERVICES.

Item 1.01. Entry into a Material Definitive Agreement.
General
     On June 22, 2007, Freedom Acquisition Holdings, Inc. (“Freedom”) entered into a purchase agreement pursuant to which, through three wholly-owned subsidiaries, it has agreed to acquire, directly or indirectly (the “Acquisition”), GLG Partners Limited, GLG Holdings Limited, Mount Granite Limited, Albacrest Corporation, Liberty Peak Limited, GLG Partners Services Limited, Mount Garnet Limited, Betapoint Corporation, Knox Pines Limited, GLG Partners (Cayman) Limited (“GPCL”) and GLG Partners Asset Management Limited (each, a “GLG Entity” and collectively, the “GLG Entities”). The term “GLG” refers to the combined business and operations of the GLG Entities and their subsidiaries and affiliates, including GLG Partners LP, GLG Partners Services LP, Laurel Heights LLP and Lavender Heights LLP. The Acquisition will be accounted for as a reverse acquisition, with GLG as the acquiring party and Freedom as the acquired party. The combined company will be renamed GLG Partners, Inc.
GLG
     GLG is a leading alternative asset manager which offers its base of long-standing, prestigious clients a diverse range of investment products and account management services. GLG’s focus is on preserving client’s capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers, while maintaining its tradition of client-focused product development and customer service. GLG is the largest independent alternative asset manager in Europe and the eleventh largest alternative asset manager in the world. As of June 1, 2007, GLG had over $20 billion in gross assets under management.
     GLG uses a multi-strategy approach, managing over 40 funds, as well as managed accounts for high net worth individuals and institutions, across equity, credit, convertible and emerging markets products with low correlations of returns across product asset classes. GLG believes that the diversity of these products and strategies provides GLG with more stable performance fee revenue than more narrowly-focused alternative investment managers.
     Headquartered in London, GLG has built an experienced and highly-regarded investment management team of 93 investment professionals and supporting staff of 178 personnel, representing decades of experience in the alternative asset management industry. This deep team of talented and dedicated professionals includes a significant number of people who have worked with GLG since before 2000. In addition, GLG receives dedicated research and administrative services with respect to GLG’s U.S.-focused investment strategies from GLG Inc., an independently owned dedicated service provider based in the United States with 27 personnel. GLG has recently agreed to acquire GLG Inc. subject to certain conditions, including registration by GLG Inc. and GLG Partners LP (to the extent required by applicable law) as investment advisers under the U.S. Investment Advisers Act of 1940.

     GLG has developed a highly scalable investment platform, infrastructure and support system, which represents a combination of world-class investment talent, cutting-edge technology and rigorous risk management and controls. Founded in 1995 as a division of Lehman Brothers International (Europe), GLG became an independent business in 2000, with a subsidiary of Lehman Brothers Holdings Inc. holding a minority interest. GLG’s principals are two of its original founders, Noam Gottesman, Co-Chief Executive Officer, and Pierre Lagrange, Managing Director, and a third principal, Emmanuel Roman, who joined GLG as Co-Chief Executive Officer in 2005.
The Purchase Agreement
     The following is a summary of the material terms of the purchase agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The parties to the purchase agreement are:
•	Freedom, a Delaware corporation;

•	FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, each a newly formed British Virgin Islands business company and a wholly-owned subsidiary of Freedom (together with Freedom, the “Freedom Group”);

•	Jared Bluestein, as the Freedom Group’s representative;

•	Noam Gottesman, as the GLG Group’s Representative;

•	Lehman (Cayman Islands) Ltd, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Blue Hill Trust (collectively, the “GLG Group”).
     At the closing of the Acquisition, FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, as the buyers, will acquire all outstanding equity interests of the GLG Entities, and each GLG Entity will continue as an operating company and become a wholly or majority-owned subsidiary of Freedom.
Purchase Price
     At the closing and subject to certain adjustments as described below, the Freedom Group will pay the GLG Group for all outstanding equity interests of the GLG Entities the aggregate purchase price consisting of:
•	$1.0 billion, to be allocated between cash and loan notes if certain members of the GLG Group elect to receive such notes in lieu of all or a portion of the cash consideration to such person;

•	230,000,000 shares of Freedom common stock and common stock equivalents, which include:

•	138,136,070 shares of Freedom common stock;

•	58,923,874 exchangeable Class B ordinary shares of FA Sub 2 Limited, which are exchangeable for 58,923,874 shares of Freedom common stock; and

•	32,940,056 ordinary shares of FA Sub 1 Limited, which are subject to certain put rights to Freedom and call rights by Freedom, payable upon exercise by delivery of 32,940,056 shares of Freedom common stock; and

•	58,923,874 shares of Freedom Series A voting preferred stock, which carry only voting rights and nominal economic rights.
     After the closing, the aggregate purchase price paid to the GLG Group will be subject to a possible adjustment on a dollar-for-dollar basis, to the extent the net cash amount of the GLG Entities as of the closing date is higher or lower than a specified baseline amount, as calculated by the Freedom Group’s representative, on each of the following adjustment dates: (1) 10 business days after the closing, (2) January 31, 2008, and (3) 10 business days after receipt by the Freedom Group of the audited financial statements of GLG for fiscal year 2007.
Closing
     The closing of the Acquisition will take place on the third business day following the satisfaction or waiver of all closing conditions, or such other date as the GLG Group’s representative and Freedom may agree. It is expected that the closing will take place early in the fourth calendar quarter of 2007.
Representations and Warranties
     The purchase agreement contains customary representations and warranties made by certain members of the GLG Group, with respect to GLG, on the one hand, and the Freedom Group, on the other hand, to each other.
Covenants
     Each party to the purchase agreement has agreed to perform customary covenants in the purchase agreement. The principal covenants are as follows:
     Conduct of Business. For the period prior to completion of the Acquisition or termination of the purchase agreement and except as expressly permitted by the purchase agreement, (1) the Freedom Group will conduct, and the GLG Group will cause GLG to conduct, their respective businesses in the ordinary course consistent with past practices and (2) will not cause or permit GLG to undertake certain kinds of transactions.
     The purchase agreement generally does not restrict the declaration or payment of any dividend or distribution by any of the GLG Entities in respect of their earnings or surplus for any period ending on or prior to the closing date.
     Freedom Proxy Statement and Stockholders’ Meeting. Freedom has agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission and any other filing required under the securities laws or any other federal, foreign or blue sky laws, and to call and hold a meeting of its stockholders for the purpose of seeking the approval of the Acquisition by its stockholders. GLG has agreed to provide the required information with respect to its business in the proxy statement.
     Directors and Officers of Freedom After Closing. Freedom and the GLG Group will take all necessary actions to appoint and elect certain officers and directors, including those nominated by the GLG Group, of Freedom and its subsidiaries to serve in such positions immediately after the closing.
     Financing at Closing. Freedom and the GLG Group’s representative will use their reasonable efforts to take, or cause to be taken, all necessary and proper actions to arrange for financing of the Acquisition by a reputable financial institution. If any portion of the original financing becomes unavailable, (1) the parties will use their reasonable efforts to arrange for alternative equity or debt financing from alternative sources in an amount sufficient to consummate the Acquisition, and (2) the termination date of the purchase agreement will be extended for a period of 12 months. See “Financing Commitment Letter” below.
Conditions to the Completion of the Acquisition
     The obligations of the GLG Group and the Freedom Group to complete the Acquisition are subject to the satisfaction or waiver by the other group at or prior to the closing date of various customary conditions, including the receipt of all required regulatory approvals and consents, the approval of the Acquisition by Freedom’s stockholders and the availability for funding on the closing date of the entire amount that may be borrowed under the credit facility by FA Sub 3 Limited.
     The GLG Group’s obligation to complete the Acquisition is also subject to receipt of the copies of the resolutions of Freedom’s board of directors authorizing the proposed 2007 Long-Term Incentive Plan of Freedom (the “LTIP”) providing for stock-based awards to employees, directors and other service providers and the reservation for issuance of the Freedom common stock issuable pursuant to the LTIP and pursuant to the terms of the exchangeable Class B ordinary shares of FA Sub 2 Limited, the put and call rights with respect to ordinary shares of FA Sub 1 Limited and the Support Agreement to be entered into by and between Freedom and FA Sub 2 Limited.
Termination
     The purchase agreement may be terminated and the Acquisition abandoned at any time prior to the closing of the Acquisition:
•	by mutual written agreement of Freedom and the GLG Group’s representative;

•	by either group, if the closing has not occurred before the termination date of December 31, 2007, or December 21, 2008 if any portion of the original financing described above under “Covenants—Financing at Closing” becomes unavailable;

•	by either group, if there is any law or court or governmental order, which is not subject to appeal or has become final, that makes consummation of the Acquisition illegal or otherwise prohibited;

•	by either group, if there has been a breach of any representation, warranty, covenant or agreement by the other group that would cause (1) a representation or warranty that is (a) qualified by materiality to not be true and correct in all respects or (b) not so qualified to not be true in all material respects or (2) a required covenant or agreement not to be performed, unless such breach is curable and the group continues to exercise reasonable best efforts to cure it; or

•	by either group, if the required approvals of Freedom’s stockholders related to the Acquisition are not obtained.
     In the event of termination of the purchase agreement, the purchase agreement will become void and have no effect, without any liability on the part of either group or its affiliates or representatives, except that each group will still be liable for any breach of the purchase agreement.
Survival
     All representations, warranties, covenants and obligations in the purchase agreement or the transaction documents will survive the closing, except that no claim for indemnification based on a breach of any representation and warranty of any party or in relation to the income tax claims described below may be made after the date that is (1) in the case of certain designated representations of Freedom and the GLG Group, 30 days after the expiration of the longest applicable statute of limitations, (2) in the case of any breach of the representations and warranties made by the members of the GLG Group relating to the tax status of GLG or the indemnity for the income tax claims defined below, the period of the applicable tax statute of limitations in the relevant jurisdiction, and (3) in any other case, one year after the closing date.
Indemnification
     After the closing, the members of the GLG Group will indemnify the Freedom Group and their representatives and affiliates from and against all damages arising from:
•	any breach of any representation and warranty made by the members of the GLG Group in the purchase agreement, except for representations and warranties relating to income taxes;

•	any breach of any covenant, agreement or other obligation of the members of the GLG Group contained in the purchase agreement or the transaction documents, except for covenants, agreements or other obligations relating to income taxes;

•	certain legal and regulatory proceedings;

•	all income taxes of GLG for all taxable periods ending prior to the closing date in excess of the amount of income taxes included in the closing net cash settlement (“income tax claims”), provided that there will be no indemnification for income tax liability unless and until the aggregate amount of such income tax claims exceeds $15.0 million, in which case the GLG Group will be liable for the entire amount of such claims, including all of the first $15.0 million;

•	certain breaches of law by certain GLG Entities or the existence of certain agreements among certain GLG Entities and their affiliated entities or the termination thereof after the closing of the Acquisition, in each case, provided that there will be no liability unless and until the aggregate amount of such claims exceeds $15.0 million, in which case the GLG Group will be liable for the entire amount of such claims, including all of the first $15.0 million; and

•	the existence on or after the closing of the Acquisition of non-voting shares of certain GLG Entities.
     After the closing, the Freedom Group will indemnify the GLG Group and their representatives and affiliates from and against all damages arising from:
•	any breach of any representation and warranty made by the Freedom Group in the purchase agreement; and

•	any breach of any covenant, agreement or other obligation of the Freedom Group contained in the purchase agreement or the transaction documents.
     Neither group will be entitled to recover with respect to any claim for indemnification for any breach of any representation and warranty made by the other group if (1) timely notice of a claim is not given prior to the expiration of the applicable survival period, (2) a claim involves damages of less than $1.0 million, or (3) the aggregate amount of all the claims of a party does not exceed the greater of $60.0 million or 2% of the fair market value of the combined company immediately after the closing of the Acquisition (such amount not to exceed $100.0 million), except for certain claims that are not counted toward this maximum threshold limit. The maximum liability for indemnification claims under the purchase agreement will depend on the party against whom the claim is made and the nature of the claim, provided that the aggregate liability of each member of the GLG Group will not exceed the aggregate purchase price actually paid to such member.
     The amount of damages to which an indemnified person is entitled will be decreased by insurance proceeds actually received and increased (but in no event above the maximum liability described above) or reduced to take account of any tax costs incurred and tax savings currently realizable by such indemnified person. Neither group will have any obligation to indemnify any person against such person’s own consequential or incidental damages arising out of a breach by any group of its representations and warranties.
     The sole remedy of the parties for any breach of representations and warranties made by the other party will be the rights to indemnification from the breaching party, except that the purchase agreement does not limit any right or remedy of any party (1) for claims of fraud, or (2) for claims that cannot be limited or waived as a matter of applicable law or public policy.

     The purchase agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about Freedom or GLG. The representations, warranties and covenants contained in the purchase agreement were made only for purposes of such agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the purchase agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the purchase agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third party beneficiaries under the purchase agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Freedom or the GLG Entities. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the purchase agreement, which subsequent information may or may not be fully reflected in Freedom’s public disclosure.
Non-Compete and Lock-Up Arrangements
     GLG’s three principals, Messrs. Gottesman, Roman and Lagrange, have agreed to enter into agreements not to compete with the combined company for a period of five years following the closing of the Acquisition. In addition, GLG’s principals and their trusts and Freedom’s directors and their affiliates have entered into lock-up arrangements restricting their ability to transfer shares of Freedom capital stock for the first year following the closing of the Acquisition. Thereafter, subject to any limitations imposed by the federal securities laws, Freedom’s directors and their affiliates will be able to transfer their shares without restriction, while GLG’s principals and their trusts will only be able to transfer: (1) 10% of their shares following each of the first, second and third anniversaries of the closing of the Acquisition and (2) an unlimited number of their shares following the fourth anniversary of such closing. Other members of the GLG Group have entered into lock-up arrangements restricting their ability to transfer their shares for at least the first year following the closing of the Acquisition and thereafter will be subject to restrictions on transfer which vary by person.
Financing Commitment Letter
     Pursuant to a financing commitment letter, Citigroup Global Markets Inc., on behalf of itself and its affiliates, has committed, subject to customary conditions, to provide FA Sub 3 Limited, a subsidiary of Freedom, with a credit facility in an amount of up to approximately $570.0 million to finance the Acquisition. The facility will be guaranteed by Freedom and certain of its subsidiaries and will be secured by certain assets of FA Sub 3 Limited and the guarantors. The facility will initially be in the form of a 364-day revolver, provided that FA Sub 3 Limited will have the option to convert the outstanding revolving loan amounts into a term loan maturing three years following the closing date of the Acquisition. It is anticipated that loans under the facility will bear interest at LIBOR + 1.25% for the first two fiscal quarters ending after the closing date, and thereafter at an interest rate based on certain financial ratios of Freedom and its consolidated subsidiaries.
Item 3.02. Unregistered Sales of Equity Securities
     At closing, the Freedom Group will issue to the GLG Group, among other consideration, (1) 138,136,070 shares of Freedom common stock, (2) 58,923,874 exchangeable Class B ordinary shares of FA Sub 2 Limited, which are exchangeable at any time at the election of the holder thereof for 58,923,874 shares of Freedom common stock on a one-for-one basis, subject to adjustment, and (3) 32,940,056 ordinary shares of FA Sub 1

Limited, which are subject to certain put rights to Freedom or call rights by Freedom, payable upon exercise by delivery of 32,940,056 shares of Freedom common stock. In addition, Freedom will issue 58,923,874 shares of Freedom Series A voting preferred stock, which carry only voting rights and nominal economic rights.
Item 5.01. Change in Control of Registrant
     After the closing of the Acquisition and the co-investment immediately preceding such closing by Freedom’s sponsors, Berggruen Holdings North America Ltd. (through a subsidiary) and Marlin Equities II, LLC, members of the GLG Group are expected to beneficially own, directly or indirectly, approximately 72% of the outstanding voting securities of the combined company on a fully diluted basis (assuming exchange into Freedom stock of all exchangeable shares issued in connection with the Acquisition and no redemption of shares by Freedom stockholders). In addition, the size of the combined company’s board of directors will be increased. Its members will include Noam Gottesman, Emmanuel Roman, Nicolas Berggruen, Martin Franklin, James Hauslein, William Lauder, Ian Ashken, Paul Myners, Peter Weinberg, representatives of GLG designated by the GLG principals and other outside directors to be determined.
     After closing of the Acquisition, the combined company’s management will include the following individuals: Noam Gottesman and Emmanuel Roman, each of whom is currently a Co-Chief Executive Officer and a Managing Director of GLG, and Simon White, who is currently the Chief Operating Officer of GLG, will be the Chairman of the Board and Co-Chief Executive Officer, the Co-Chief Executive Officer, and the Chief Financial Officer, respectively, of the combined company.
Item 8.01. Other Events.
Press Release
     On June 25, 2007, GLG and Freedom issued a joint press release announcing the proposed Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Transaction Presentation
     Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference is the form of presentation to be used by GLG and Freedom in presentations for certain of GLG’s clients, Freedom’s stockholders and other persons.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Purchase Agreement, dated as of June 22, 2007, among Freedom Acquisition Holdings, Inc., FA Sub 1 Limited, FA Sub 2 Limited, FA Sub 3 Limited, Jared Bluestein, as buyers’ representative, Noam Gottesman, as sellers’ representative, Lehman (Cayman Islands) Ltd, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, as trustee of the Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, as trustee of the Blue Hill Trust.
99.1	Joint Press Release of GLG and Freedom dated June 25, 2007.
99.2	Form of Transaction Presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM ACQUISITION HOLDINGS, INC.
By:	/s/ Jared Bluestein
Jared Bluestein
Secretary

Date: June 25, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement, dated as of June 22, 2007, among Freedom Acquisition Holdings, Inc., FA Sub 1 Limited, FA Sub 2 Limited, FA Sub 3 Limited, Jared Bluestein, as buyers’ representative, Noam Gottesman, as sellers’ representative, Lehman (Cayman Islands) Ltd, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Jonathan Green, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust, G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust, Lavender Heights Capital LP, Ogier Fiduciary Services (Cayman) Limited, as trustee of the Green Hill Trust, Sage Summit LP and Ogier Fiduciary Services (Cayman) Limited, as trustee of the Blue Hill Trust.

99.1	Joint Press Release of GLG and Freedom dated June 25, 2007.

99.2	Form of Transaction Presentation.